Exhibit 10-EEE(3)

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of July 21, 2005 (as amended, modified, or supplemented from time to time, “this Agreement”), made by (i) each of the undersigned (each, together with its successors and assigns, a “Pledgor” and collectively, the “Pledgors”), in favor of (ii) NATIONAL CITY BANK OF THE MIDWEST, a national banking association, as Collateral Agent (herein, together with its successors and assigns in such capacity, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms are defined in section 1 hereof.

(2) This Agreement is made pursuant to the Revolving Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the “Credit Agreement”), among MEMC Electronic Materials, Inc., a Delaware corporation (herein, together with its successors and assigns, the “Borrower”, the “Company” or a “Pledgor”), the financial institutions named as lenders therein (herein, together with any other person that becomes a “Lender” under the Credit Agreement and the respective successors and assigns of such lenders and “Lenders”, the “Lenders”), National City Bank of the Midwest, as a Lender, the Swing Line Lender, the Issuing Bank, the Administrative Agent, the Collateral Agent, book running manager and Lead Arranger, and U.S. Bank, National Association, as a Lender and the syndication agent.

(3) The Credit Agreement provides, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $200,000,000, with such loans or advances being evidenced by the Notes. The Credit Agreement also provides that one or more Issuing Banks may issue Letters of Credit for the benefit of the Borrower and/or any of its Subsidiaries, and that the Lenders will risk participate in such Letters of Credit.

(4) The Company or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement) and other Designated Hedge Documents (as defined herein). Any institution or other person that participates, and in each case their successors and assigns, as a counterparty to the Company or any of its Subsidiaries pursuant to any Designated Hedge Document is referred to herein individually as a “Designated Hedge Creditor” and collectively as the “Designated Hedge Creditors”.

(5) This Agreement is made for the benefit of the Administrative Agent, the Collateral Agent, each Issuing Bank, the Lenders and the Designated Hedge Creditors (any or all of the foregoing, together with their respective successors and assigns, individually a “Secured Creditor” and collectively, the “Secured Creditors”).

(6) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty). The Subsidiary Guaranty and this Agreement are each a Credit Document.

(7) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Collateral Agent this Agreement.

(8) Each Pledgor will obtain benefits from the incurrence of the Credit Document Obligations and the Designated Hedge Document Obligations (as such terms are hereafter defined) and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Secured Creditors to extend the Credit Document Obligations and the Designated Hedge Document Obligations.

NOW, THEREFORE, in consideration of the benefit accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent and the other Secured Creditors and hereby covenants and agrees with the Collateral Agent and the other Secured Creditors as follows:

1.	DEFINITIONS AND TERMS.

1.1 Defined Terms. Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined. The following terms shall have the meanings herein specified unless the context otherwise requires:

“Agreement” shall mean this Pledge Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

“Borrower” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Class” shall have the meaning provided in section 10.3.

“Collateral” shall have the meaning provided in section 2.1.

“Collateral Agent” shall have the meaning specified in the first paragraph of this Agreement.

“Company” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Credit Agreement” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Credit Document Obligations” shall mean and include:

(i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement,

(ii) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, and

(iii) all other obligations and liabilities owing by the Borrower and the other Credit Parties to the Administrative Agent, the Collateral Agent, any Issuing Bank or any of the Lenders under the Credit Agreement and the other Credit Documents to which the Borrower or any other Credit Party is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code.

“Designated Hedge Creditors” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Designated Hedge Document” shall mean and include (i) each Designated Hedge Agreement to which the Company or any of its Subsidiaries is now or may hereafter become a party, and (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Company or any of its Subsidiaries is now or may hereafter become a party.

“Designated Hedge Document Obligations” shall mean and include all obligations and liabilities owing by the Company or any of its Subsidiaries under all existing and future Designated Hedge Documents, in all cases whether now existing, or hereafter incurred or arising, including any such amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code.

“Equity Interests” shall mean (i) all of the partnership interests in a general or limited partnership at any time owned or held by any Pledgor, (ii) all of the membership interests in a limited liability company at any time owned or held by any Pledgor, and (iii) all of the equity interests (other than Stock) in any other form of organization at any time owned or held by any Pledgor.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default, after any applicable grace period, by the Company or any of its Subsidiaries under any Designated Hedge Document.

“Governing Documents” shall have the meaning provided in section 3.2.

“Indemnitee” shall have the meaning provided in section 9.1.

“Indemnifiable Claims and Amounts” shall have the meaning provided in section 9.1.

“Issuer” shall mean the issuer of any Stock or Equity Interests.

“Lenders” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Pledged Entity” shall mean the Issuer of any Pledged Equity Interests.

“Pledged Equity Interests” shall have the meaning provided in section 2.1(b).

“Pledged Stock” shall have the meaning provided in section 2.1(a).

“Pledgors” shall have the meaning specified in the first paragraph of this Agreement.

“Requisite Creditors” shall have the meaning provided in section 10.3.

“Secured Creditors” shall have the meaning provided in the Preliminary Statements of this Agreement.

“Secured Obligations” shall mean and include

(i) in the case of the Company as one of the Pledgors, (A) its primary obligations in respect of all Credit Document Obligations as to which it is a primary obligor; (B) its surety obligations as a guarantor in respect of all Credit Document Obligations as to which any of its Subsidiaries or Affiliates is a primary obligor; (C) its primary obligations in respect of all Designated Hedge Document Obligations as to which it is a primary obligor; and (D) its surety obligations as a guarantor in respect of all Designated Hedge Document Obligation as to which any of its Subsidiaries or Affiliates is a primary obligor;

(ii) in the case of any Subsidiary Guarantor as one of the Pledgors, (A) its primary obligations in respect of all Credit Document Obligations as to which it is a primary obligor; (B) its surety obligations as a Subsidiary Guarantor under the Subsidiary Guaranty; and (C) its primary obligations in respect of all Designated Hedge Document Obligations as to which it is a primary obligor;

(iii) in the case of any Pledgor, any and all sums advanced by the Collateral Agent in compliance with the provisions of this Agreement or any of the other Credit Documents in order to preserve the Collateral of such Pledgor or to preserve or protect its Security Interest in such

Collateral, including, without limitation, sums advanced to pay or discharge insurance premiums, taxes, Liens and claims; and

(iv) in the case of any Pledgor, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral of such Pledgor, or of any exercise by the Collateral Agent of its rights hereunder in respect of such Pledgor or its Collateral, together with reasonable attorneys’ fees and court costs.

“Security Interest” shall mean the security interest granted by a Pledgor and/or by all Pledgors, as applicable, pursuant to section 2.1 hereof.

“Stock” shall mean all of the issued and outstanding shares of stock of any corporation at any time directly owned by any Pledgor.

“UCC” shall mean the Uniform Commercial Code, as at any time adopted and in effect in any jurisdiction, specifically including and taking into account all amendments, supplements, revisions and other modifications of the Uniform Commercial Code which hereafter are adopted or otherwise take effect.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement.

2.	SECURITY INTERESTS, ETC.

2.1 Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest of first priority in, and as part of such grant and pledge, hereby transfers and assigns to the Collateral Agent all of the following whether now existing or hereafter acquired (collectively, the “Collateral”):

(a) Presently Owned and After Acquired Stock: the Stock and the certificates representing the Stock, if any, indicated in Annex A hereto as being presently owned by such Pledgor, and all additional Stock hereafter from time to time acquired by such Pledgor in any manner, together with all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (all of the Stock referred to in this clause (a), collectively, the “Pledged Stock”);

(b) Presently Owned and After Acquired Equity Interests: the Equity Interests, if any, indicated in Annex B hereto as being presently owned by such Pledgor, and all additional Equity Interests hereafter from time to time acquired by such Pledgor in any manner (all of the Equity Interests referred to in this clause (b), collectively, the “Pledged Equity Interests”), and all of such Pledgor’s other rights, title and interests in, or in any way related to, each Pledged Entity to which any of such Equity Interests relate, including, without limitation:

(i) all interests in the capital of any Pledged Entity and in all profits, losses and other distributions to which such Pledgor shall at any time be entitled in respect of any such Equity Interest;

(ii) all other payments due or to become due to such Pledgor in respect of any such Equity Interest, whether under any partnership agreement, limited liability company agreement, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(iii) all of its claims, rights, powers, privileges, authority, puts, calls, options, security interests, Liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Equity Interest;

(iv) all of such Pledgor’s rights under any partnership agreement, limited liability company agreement, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any such Equity Interest including any power to (1) terminate, cancel or modify any partnership agreement, limited liability company agreement or other agreement, (2) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any such Equity Interest and any such Pledged Entity, (3) exercise voting rights or make determinations, (4) exercise any election (including, but not limited to, election of remedies), (5) exercise any “put”, right of first offer or first refusal, or other option, (6) exercise any right of redemption or repurchase, (7) give or receive any notice, consent, amendment, waiver or approval, (8) demand, receive, enforce, collect or receipt for any of the foregoing, (9) enforce or execute any checks, or other instruments or orders, (10) file any claims and to take any action in connection with any of the foregoing, and/or (11) otherwise act as if the Collateral Agent were the absolute owner of such Equity Interests and all rights associated therewith;

(v) all other property hereafter delivered in substitution for or in addition to any of the foregoing;

(vi) all certificates and instruments representing or evidencing any of the foregoing; and

(vii) all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(c) Proceeds: all proceeds of any and all of the foregoing (regardless of whether such proceeds constitute property of the types described above);

TO HAVE AND HOLD unto and be dealt with by the Collateral Agent, for the benefit of the Secured Creditors, subject, however, to the terms and conditions set forth in this Agreement;

PROVIDED, HOWEVER, that there is specifically excluded from the Security Interest, and the term Collateral shall not include:

(1) unless subsequently required to be subjected to the Security Interest hereof as contemplated by section 8.11(b) and section 8.12 of the Credit Agreement:

(A) any Stock or Equity Interest in any Foreign Subsidiary that is not a first tier Subsidiary of the Borrower, including without limitation, any of the Stock or Equity Interest in MEMC Korea Company and MEMC Kulim Electronic Materials, Sdn. Bhd., but only so long as, in the case of each of the foregoing, such Foreign Subsidiary is not a first tier Subsidiary of the Borrower;

(B) any Stock or Equity Interest in a Foreign Subsidiary to the extent the same represents, for all Pledgors in the aggregate, more than 65% of the total combined voting power of all classes of capital stock or similar equity interests of such Foreign Subsidiary which are entitled to vote; or

(C) any Stock or Equity Interest in any first tier Foreign Subsidiaries which alone or when combined or consolidated with each other would not constitute a Material Subsidiary; or

(D) any Stock or Equity Interests in any Domestic Subsidiary that is a Non-Material Subsidiary; or

(2) any Equity Interests in any Issuer which is not a Subsidiary of a Pledgor, if the terms of the organizational documents of such Issuer do not permit the grant of a security interest in such Equity Interests by the owner thereof and the applicable Pledgor has been unable after using its best efforts to obtain any approval or consent to the creation of a security interest therein which is required under such organizational documents.

2.2 Delivery of Certificates for Pledged Stock and Pledged Equity Interests, etc. (a) On or prior to the Closing Date under the Credit Agreement, each Pledgor will pledge and deposit with the Collateral Agent all certificates, if any, representing any Pledged Stock or Pledged Equity Interests at the time owned by such Pledgor and subject to the Security Interest hereof and accompanied by undated stock powers duly executed in blank by such Pledgor or such other instruments of transfer as are acceptable to the Collateral Agent.

(b) If a Pledgor shall acquire (by purchase, conversion, exchange, stock dividend or otherwise) any additional Stock and/or Equity Interests, at any time or from time to time after the date hereof which is or are intended to be subjected to the Security Interest hereof and which is or are represented by certificates, such Pledgor will (i) forthwith pledge and deposit with the Collateral Agent all such certificates and accompanied by undated stock powers duly executed in blank by such Pledgor or such other instruments of transfer as are acceptable to the Collateral Agent, and (ii) promptly thereafter deliver to the Collateral Agent a certificate executed by a responsible officer of such Pledgor describing such Stock and/or Equity Interests and certifying that the same have been duly pledged with the Collateral Agent hereunder.

2.3 Perfection under the UCC of Security Interest in Uncertificated Securities and Securities Held in a Securities Account. Without limitation of any other provision of this Agreement, if any of the Stock and/or Equity Interests of a Pledgor (whether or not now owned or hereafter acquired) which are intended to be subjected to the Security Interest hereof is an “uncertificated security”, as such term is defined in section 8-102 of the UCC, or is held in a “securities account”, as such term is defined in section 8-501 of the UCC, such Pledgor shall promptly notify the Collateral Agent thereof, and shall promptly take all actions as directed by the Collateral Agent which are required to be taken in order to perfect the Security Interest of the Collateral Agent therein under the UCC of any applicable jurisdiction. Each Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder in respect thereof, and agrees to provide an opinion of counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated securities, or any securities held in a securities account, promptly upon the request of the Collateral Agent.

2.4 Perfection under Foreign Law of Security Interest in Uncertificated Stock and Equity Interests of Foreign Subsidiary Issuers. Without limitation of any other provision of this Agreement, if any of the Stock and/or Equity Interests of a Pledgor (whether or not now owned or hereafter acquired) which are intended to be subjected to the Security Interest hereof are issued by an Issuer which is a Foreign Subsidiary and constitute an “uncertificated security” as such term is defined in section 8-102 of the UCC, such Pledgor shall, if requested by the Collateral Agent, promptly execute and deliver to the Collateral Agent a separate pledge agreement or other pledge document covering such Stock or Equity Interests, conforming to the requirements of the law of the jurisdiction in which the Foreign Subsidiary is organized and satisfactory in form and substance to the Collateral Agent, and, if requested by the Collateral Agent, an opinion of local counsel as to the perfection of the security interest provided for therein, whereupon the collateral covered thereby shall be deemed released from this Agreement (and covered by such separate pledge agreement or other pledge document) and no shall longer be considered Collateral hereunder.

Each Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder in respect thereof or under such separate pledge agreement or other pledge document.

2.5 No Assumption of Liability, etc. (a) The Security Interest of any Pledgor is granted as security only and shall not subject the Collateral Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Pledgor with respect to or arising out of any of the Collateral.

(b) Nothing herein shall be construed to make the Collateral Agent liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Collateral Agent by virtue of this Agreement or any actions taken as contemplated hereby (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of an Equity Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent and/or a Pledgor or any other person.

(c) Except as provided in the last sentence of section 2.5(b), the Collateral Agent, by accepting this Agreement, did not intend to become a general partner, limited partner or member of any Pledged Entity or a shareholder of any corporation or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Entity or a shareholder of any corporation either before or after an Event of Default shall have occurred. The Collateral Agent shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or of a Pledgor.

2.6 Registration of Collateral in the Name of the Collateral Agent, etc. The Collateral Agent shall have the right, at any time during the existence of an Event of Default, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable voting and similar rights specified in section 5. In addition, the Collateral Agent shall have the right at any time during the existence of an Event of Default to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

2.7 Appointment of Sub-agents; Endorsements, etc. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the instruments and certificates evidencing any of the Collateral, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

3.	REPRESENTATIONS AND WARRANTIES.

Each Pledgor represents and warrants to the Collateral Agent and the other Secured Creditors, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

3.1 Initial Collateral Comprehensive. At and as of the date hereof, Annexes A and B hereto accurately and completely set forth the only Stock and Equity Interests owned by such Pledgor and required to be subjected to the Security Interest hereof.

3.2 Authority to Pledge; Governing Documents. Such Pledgor has full power, authority and legal right to pledge all of its Pledged Stock and Pledged Equity Interests. Prior to the effectiveness of the pledge by such Pledgor of any Pledged Stock or Pledged Equity Interests, such Pledgor has delivered to the Collateral Agent true, correct and complete copies of all agreements evidencing or relating to its investment in, or ownership, voting or disposition of, such Pledged Stock and Pledged Equity Interests, or any future investment or other obligations with respect thereto (collectively, “Governing Documents”).

3.3 Title to Collateral. Such Pledgor is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral, subject to no pledge, Lien, mortgage, hypothecation, security interest, charge, option, voting agreement or limitation, pledge or transfer limitation or other encumbrance of any kind or nature whatsoever, except for (i) the Security Interest created by this Agreement, (ii) Liens specified in clauses (i) and (iv) of the definition of Standard Permitted Liens and (iii) any voting, option, put, call, first refusal, first offer, pledge or transfer limitation or similar provision which may be contained in the applicable Governing Documents. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of such Pledgor in the Collateral, except for financing statements, continuation statements and other documents and registrations filed to perfect or continue the perfection of the Security Interest.

3.4 Status of Collateral. (a) All of the shares of the Pledged Stock of such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable.

(b) All of the Pledged Equity Interests of such Pledgor have been duly and validly issued and are fully paid and nonassessable, to the extent such concepts are applicable. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, cash call, or other funding, if any, required to be made under any Governing Document relating to any of the Pledged Equity Interests of such Pledgor, and such Pledgor is not in violation of any other material provisions of any such Governing Document, or otherwise in default or violation thereunder. No Pledged Equity Interest of such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person.

3.5 Validity of Security Interest. The Security Interest of such Pledgor constitutes a legal and valid security interest in all of the Collateral of such Pledgor, securing the payment and performance of the Secured Obligations.

3.6 Perfection of Security Interest under UCC. All notifications and other actions, including, without limitation, (1) all deposits of certificates evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (2) all notices to and acknowledgments of any bailee or other person, (3) all acknowledgments and agreements respecting the right of the Collateral Agent to “control” any Collateral, as such term is now or hereafter defined in the UCC, and (4) except as permitted under section 2.4, all filings, registrations and recordings, which are necessary or appropriate to create, preserve, protect and perfect the Security Interest granted by such Pledgor to the Collateral Agent hereby in respect of its portion of the Collateral have been given, made, obtained, done and accomplished, and the Security Interest granted by such Pledgor to the Collateral Agent pursuant to this Agreement in and to its portion of the Collateral is perfected, to the extent a security interest in such Pledgor’s portion of the Collateral can be perfected under the UCC of any applicable jurisdiction.

4.	GENERAL COVENANTS.

4.1 No Other Liens; Defense of Title, etc. (a) No Pledgor will make or grant, or suffer or permit to exist, any Lien on any of its Collateral, except for (i) the Security Interest created by this Agreement, and (ii) any voting, option, put, call, first refusal, first offer, pledge or transfer limitation or similar provision which may be contained in the applicable Governing Documents.

(b) Each Pledgor, at its sole cost and expense, will take any and all actions necessary to defend title to its Collateral against any and all persons and to defend the validity, perfection, effectiveness and priority of the Security Interest of the Collateral Agent therein against any Lien not permitted under section 4.1(a) above.

4.2 Further Assurances; Filings and Recordings, etc. (a) Each Pledgor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions (including, without limitation, obtaining from other persons lien waivers, agreements evidencing the exclusive control and dominion of the Collateral Agent over any Collateral, and other agreements, instruments and documents), as the Collateral Agent may from time to time reasonably request in order to better assure, preserve, protect and perfect the Security Interest of the Collateral Agent in the Collateral of such Pledgor, and the rights and remedies of the Collateral Agent hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.

(b) Each Pledgor, at its sole cost and expense, will (i) at all times cause this Agreement (and/or proper notices, financing or other statements in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law in order to establish, perfect, preserve and protect the rights, remedies and Security Interest of the Collateral Agent in or with respect to the Collateral of such Pledgor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations, applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing. Each Pledgor irrevocably authorizes the Collateral Agent to file any financing statements with respect to the Collateral of such Pledgor without the signature of such Pledgor where the Collateral Agent is permitted by applicable law to do so.

4.3 Continuing Obligations of the Pledgors in Respect of the Collateral. Each Pledgor shall remain liable to, and shall duly pay, observe, perform and satisfy all of the obligations, terms, covenants, provisions and conditions to be paid, observed, performed and satisfied by it under each contract, agreement and instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof.

4.4 No Disposition of the Collateral. No Pledgor may sell, assign or otherwise dispose of any of its Collateral, except in compliance with the applicable requirements of the Credit Agreement.

4.5 Modification of, and Notices under, Governing Documents, etc. (a) No Pledgor will enter into any modification of the terms or provisions of any of the Governing Documents relating to any of its Collateral, other than modifications made in the ordinary course of business when no Event of Default is in existence which (i) do not increase the monetary obligations of such Pledgor under such Governing Documents, and (ii) otherwise are not materially adverse to the interests of the Secured Creditors as creditors of such Pledgor.

(b) Each Pledgor shall promptly furnish the Collateral Agent with copies of any written claim or other demand, notice or document received by it in connection with any such Governing Document which may have a material adverse effect on the value of such Collateral.

(c) No Pledgor shall withdraw as a partner or member of any Pledged Entity, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or seek a partition of any property of any Pledged Entity, except as permitted by the Credit Agreement.

4.6 Inspections and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at any Pledgor’s own cost and expense, to inspect the Collateral of such Pledgor, all books and records related thereto (and to make extracts and copies thereof), to discuss such Pledgor’s affairs with the officers of such Pledgor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, contacting the Issuers of such Collateral (after, if no Default then exists, not less than two days’ prior notice to the applicable Pledgor) for the purpose of making such verification. The Collateral Agent shall have the absolute right to share any information it gains from any such inspection or verification or from collateral reports furnished to it by a Pledgor with the other Secured Creditors (it being understood that any such information shall be subject to the confidentiality provisions of the Credit Agreement).

4.7 Payment of Taxes and Claims. Each Pledgor will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Collateral or other properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any of its Collateral or any other properties belonging to it; provided that no Pledgor shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and provided, further, that a Pledgor will not be considered to be in default of any of the provisions of this section 4.7 if such Pledgor fails to pay any such amount which, individually or in the aggregate, is immaterial.

4.8 Protective Advances by the Collateral Agent. At its option, but without being obligated to do so, the Collateral Agent may, upon prior notice to any applicable Pledgor, (i) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of such Pledgor which such Pledgor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Credit Documents, (ii) pay and discharge any claims of other creditors of such Pledgor, including any such claims which are secured by any Lien on any Collateral which is not permitted under section 4.1(a) hereof, and each Pledgor agrees to reimburse the Collateral Agent, on demand, for all payments and expenses incurred by the Collateral Agent with respect to such Pledgor or any of its Collateral pursuant to the foregoing authorization, provided, however, that nothing in this section shall be construed as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Creditor to cure or perform, any covenants or other agreements of any Pledgor with respect to any of the foregoing matters as set forth herein or in any of the other Credit Documents.

5.	VOTING, ETC. WHILE NO EVENT OF DEFAULT.

Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in or be inconsistent with, any of the terms of this Agreement, any other Credit Document or any Designated Hedge Document, or which would have the effect of impairing the position or interests of the Collateral Agent or any Secured Creditor therein. All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing.

6.	DIVIDENDS AND OTHER DISTRIBUTIONS.

6.1 Entitlement of Pledgors to Cash Dividends and Distributions. A Pledgor shall be entitled to receive all cash dividends or distributions payable in respect of its Collateral, except as otherwise provided in section 6.2.

6.2 Entitlement of Collateral Agent to Dividends and Distributions. The Collateral Agent shall be entitled to receive, and to retain as part of the Collateral:

(a) all cash dividends and distributions payable in respect of the Collateral at any time when an Event of Default shall have occurred and be continuing; and

(b) regardless of whether or not an Event of Default shall have occurred and be continuing at the time of payment or distribution thereof:

(i) all cash dividends and distributions in respect of the Collateral which are reasonably determined by the Collateral Agent to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital;

(ii) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash to which a Pledgor is entitled under section 6.1) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(iii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iv) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.

6.3 Application of Dividends and Distributions. If no Event of Default shall have occurred and be continuing at such time, the Collateral Agent will, at the request of the Company (on behalf of any applicable

Pledgor or Pledgors), pay over to the Administrative Agent, for application to the payment or prepayment of any of the Credit Document Obligations, any cash held by it as Collateral which is attributable to dividends or distributions received by it and then held as part of the Collateral pursuant to this section 6. If an Event of Default shall have occurred and be continuing all dividends and distributions received by the Collateral Agent and then held by it pursuant to this section 6 as part of the Collateral will be applied as provided in section 7 hereof.

6.4 Turnover by Pledgors. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this section 6 or section 7 shall be received in trust for the benefit of the Collateral Agent and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

7.	REMEDIES IN CASE OF AN EVENT OF DEFAULT.

7.1 Remedies Generally; Obtaining of the Collateral. Each Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may (but shall not be obligated to) exercise any or all of the following rights (all of which each Pledgor hereby agrees is commercially reasonable):

(a) receive all amounts payable in respect of the Collateral otherwise payable under section 6.1 to a Pledgor;

(b) exercise any rights the Collateral Agent may have as an “entitlement holder” in respect of any “financial assets” included in the Collateral, as such terms are defined in the UCC of any applicable jurisdiction;

(c) transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees;

(d) pay and discharge taxes, Liens or claims on or against any of the Collateral;

(e) pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of any Pledgor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by such Pledgor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Pledgor fails or refuses to perform or satisfy the same;

(f) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement in any way relating to any of the Collateral;

(g) make any compromise or settlement the Collateral Agent deems desirable or proper with respect to any of the Collateral; and/or

(h) vote all or any part of the Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

7.2 Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, the Collateral Agent, may at any time or from time to time sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent in its absolute discretion may determine, provided that at least 10 days’ notice of the time and place of any such sale shall be given to the relevant Pledgor; each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshaling the Collateral and any other security for the Secured Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted; at any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Secured Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption; and neither the Collateral Agent nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Pledgor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or wilful misconduct;

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Pledgor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Pledgor.

7.4 Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Collateral Agent in connection with the enforcement of this Agreement pursuant to this section 7 shall be applied as follows:

(1) first, to the payment to the Collateral Agent, for application to the Secured Obligations as provided in section 10.3 of the Credit Agreement; and

(2) second, to the extent remaining after the application pursuant to the preceding clause (1) and following the termination of this Agreement pursuant to section 10.11 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such payment.

7.5 Remedies Cumulative, etc. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Designated Hedge Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Secured Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Pledgor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

7.7 Purchasers of Collateral. Upon any sale of any of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

8.	REGISTRATION, ETC.

8.1 Pledgor to Register Pledged Stock of Subsidiaries under 1933 Act, etc. If an Event of Default shall have occurred and be continuing and the relevant Pledgor shall have received from the Collateral Agent a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Stock of its Subsidiaries, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Collateral Agent shall furnish to such Pledgor such information regarding the Collateral Agent as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The relevant Pledgor will cause the Collateral Agent to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Collateral Agent such number of prospectuses, offering circulars and other documents incident thereto as the Collateral Agent from time to time may reasonably request, and will indemnify the Collateral Agent and all others participating in the distribution of such Stock against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Collateral Agent expressly for use therein.

8.2 Sale of Pledged Stock in Connection with Enforcement. If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Stock pursuant to section 7, such

Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Collateral Agent may, in its sole and absolute discretion, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days’ notice of the time and place of any such sale shall be given to the relevant Pledgor. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock or part thereof. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability to any Pledgor for selling all or any part of the Pledged Stock at a price which the Collateral Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

9.	INDEMNITY.

9.1 Indemnity. (a) The Pledgors jointly and severally agree to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective Affiliates, successors, assigns, employees, agents and servants (any or all of the foregoing, individually an “Indemnitee” and collectively. the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, costs, expenses (including the reasonable fees and disbursements of counsel), damages, penalties, fines, claims, demands, actions, suits, proceedings, judgments, arbitration awards and appeals of whatsoever kind and nature (all of the foregoing, collectively “Indemnifiable Claims and Amounts”), at any time imposed on, asserted (whether or not successfully) against, or suffered or incurred by, any of the Indemnitees, in any way relating to or arising out of or otherwise connected to:

(i) the execution, delivery or performance by any Pledgor of this Agreement or any of the contracts, agreements or instruments included in its Collateral, including, without limitation, any actual or claimed failure of any Pledgor to duly pay, observe, perform or satisfy any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by it under any contract, agreement or instrument included in, or otherwise related to, its Collateral;

(ii) any liabilities or obligations of an Issuer which are imposed on a Pledgor (or its successors or assigns, including pledgees) by reason of its status as (w) a stockholder of an Issuer which is a corporation, (x) a partner in an Issuer which is a partnership, (y) a member of an Issuer which is a limited liability company, or (z) a holder of Equity Interests in any other form of Pledged Entity; and/or

(iii) any actual or claimed violation by any Pledgor of, or any liabilities or obligations of a Pledgor arising under, any laws, regulations, rules, orders or judgments of any country, state or other governmental body, unit, agency or court, whether relating to securities or securities transactions or otherwise, in any way related to any of its Collateral;

provided that no Indemnitee shall be indemnified pursuant to this section 9.1(a) for Indemnifiable Claims and Amounts to the extent caused by the gross negligence or wilful misconduct of such Indemnitee.

(b) Without limitation of the foregoing, if any action, suit or proceeding is commenced against any Indemnitee which such Indemnitee believes is subject to indemnification hereunder, such Indemnitee shall promptly notify the Company (who shall receive such notice on behalf of all Pledgors), and such Indemnitee may, and if requested by the Company (on behalf of all Pledgors) shall (so long as reimbursement by the Pledgors to such Indemnitee of all costs and expenses (including fees and disbursements of counsel) related thereto is assured to the reasonable satisfaction of such Indemnitee), in good faith, contest the validity, applicability and amount of such action, suit or proceeding with counsel selected by such Indemnitee, and shall permit the Company (on behalf of all Pledgors) to participate in such contest, subject to the overall control and direction of such Indemnitee and its counsel. In addition, in connection with the defense of any action, suit or proceeding covered by this section 9.1 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by such Indemnitees; provided, however, that if such legal counsel determines in good faith that representing all such

Indemnitees would or could result in a conflict of interest under the laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such defense or counterclaim, each Indemnitee shall be entitled to separate representation by a legal counsel selected by that Indemnitee.

(c) The Pledgors, jointly and severally, agree that upon written notice by any Indemnitee of the incurrence or sufferance by such Indemnitee of any Indemnifiable Claims and Amounts, the Pledgors will pay, on demand, all Indemnifiable Claims and Amounts, from time to time incurred or suffered by such Indemnitee. Each Indemnitee agrees to use its best efforts to promptly notify the Company (on behalf of all Pledgors) of any written assertion of any Indemnifiable Claims and Amounts of which such Indemnitee has actual knowledge.

(d) Without limitation of the foregoing, the Pledgors jointly and severally agree to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because a Pledgor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Security Interest of the Collateral Agent in the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(e) In addition, and without limitation of the foregoing, the Pledgors jointly and severally agree to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by a Pledgor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

(f) If and to the extent that the obligations of any Pledgor under this section 9.1 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

9.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Pledgors contained in this section 9 shall continue in full force and effect notwithstanding the full payment of all the Notes and all of the other Secured Obligations and notwithstanding the discharge thereof.

10.	MISCELLANEOUS.

10.1 Notices; Effectiveness; Electronic Communication. (a) Except as otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, (i) if to the Company, at its address specified in or pursuant to the Credit Agreement, (ii) if to any other Pledgor, to it c/o the Company at its address specified in or pursuant to the Credit Agreement, (iii) if to the Collateral Agent, to it at the Notice Office of the Administrative Agent, (iv) if to any Lender, at its address specified in or pursuant to the Credit Agreement, and (v) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to each Pledgor and the Collateral Agent. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Secured Creditors and the Collateral Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Collateral Agent. The Collateral Agent and each Pledgor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Collateral Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(c) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

10.2 Entire Agreement. This Agreement, the other Credit Documents and any Designated Hedge Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

10.3 Amendments and Waivers. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by: (i) each Pledgor affected thereby (it being understood that the addition or release of any Pledgor hereunder shall not constitute a change, waiver, modification or variance affecting any Pledgor other than the Pledgor so added or released); and (ii) the Collateral Agent (acting with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable), provided, however, that

(a) no such change, waiver, modification or variance shall be made to section 7.4, section 9, section 10.11 or this section 10.3 which adversely affects any Secured Creditor without the written consent of such Secured Creditor;

(b) any change, waiver, modification or variance which adversely affects the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors; and

(c) any change, waiver, modification or variance which adversely affects the rights and benefits of less than all of the members of a single Class of Secured Creditors (and not all Secured Creditors, nor all Secured Creditors of the same Class, in a like or similar manner) shall require the written consent of each of such members which is adversely affected thereby.

For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all Designated Hedge Obligations outstanding from time to time under the Designated Hedge Documents.

10.4 Obligations Absolute. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Secured Obligations and the termination of this Agreement pursuant to section 10.11 hereof, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Credit Documents or any Designated Hedge Document, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

(c) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;

(d) any limitation on any person’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Pledgor or any Subsidiary of a Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Pledgor shall have notice or knowledge of any of the foregoing; or

(f) any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.

10.5 Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their successors and assigns, provided that no Pledgor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and any Designated Hedge Document regardless of any investigation made by the Secured Creditors on their behalf.

10.6 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.8 Governing Law; Venue. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS CONFLICTS OF LAWS RULES. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York sitting in New York County, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Pledgor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to such Pledgor at its address provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. Nothing herein shall affect the right of the Collateral Agent or any of the other Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Pledgor in any other jurisdiction.

(b) Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 10.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

10.9 Enforcement Expenses, etc. The Pledgors hereby jointly and severally agree to pay, to the extent not paid pursuant to section 12.1 of the Credit Agreement, all out-of-pocket costs and expenses of the Collateral Agent and each other Secured Creditor and their respective Affiliates in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the Security Interest, and any amendment, waiver or consent relating hereto (including, without limitation, the fees and disbursements of counsel employed by the Collateral Agent or any of the other Secured Creditors).

10.10 Release of Portions of Collateral. (a) So long as no Event of Default is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of a Pledgor, release any or all of the Collateral of such Pledgor, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by the terms of the Credit Agreement” if the proposed transaction constitutes an exception contained in section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable) and (y) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

(b) At any time that a Pledgor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing section 10.10(a), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to section 10.10(a). In the event that any part of the Collateral is released as provided in section 10.10(a), the Collateral Agent, at the request and expense of a Pledgor, will duly release such Collateral and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this section 10.10. Upon any release of Collateral pursuant to section 10.10(a), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

10.11 Termination. After the termination of the Total Commitment and all Designated Hedge Documents, when no Note nor Letter of Credit is outstanding and when all Loans and other Secured Obligations (other than unasserted indemnity obligations) have been indefeasibly paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Pledgors, will execute and deliver to the relevant Pledgor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

10.12 Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in section 10.3 of this

Agreement or section 12.12 of the Credit Agreement, this section 10.12, and the duties and obligations of the Collateral Agent set forth in this section 10.12, may not be amended or modified without the consent of the Collateral Agent.

10.13 Only Collateral Agent to Enforce on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least 51% of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

10.14 Other Creditors, etc. Not Third Party Beneficiaries. No creditor of any Pledgor or any of its Affiliates, or other person claiming by, through or under any Pledgor or any of its Affiliates, other than the Collateral Agent and the other Secured Creditors, and their respective successors and assigns, shall be a beneficiary or third party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.

10.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including by way of facsimile transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

10.16 WAIVER OF JURY TRIAL. EACH PLEDGOR, THE COLLATERAL AGENT AND EACH OTHER SECURED CREDITOR (BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PLEDGOR AND EACH OTHER SECURED CREDITOR (BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SECURED CREDITOR OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SECURED CREDITOR OR OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PERSONS PARTY HERETO OR BENEFITED HEREBY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS

MEMC ELECTRONIC MATERIALS, INC.

By:	/s/ THOMAS E. LINNEN

Name:	Thomas E. Linnen
Title:	Senior Vice President and Chief Financial Officer

MEMC HOLDINGS CORPORATION

By:	/s/ THOMAS E. LINNEN

Name:	Thomas E. Linnen
Title:	President and Assistant Secretary

MEMC INTERNATIONAL, INC.

By:	/s/ THOMAS E. LINNEN

Name:	Thomas E. Linnen
Title:	President and Assistant Secretary

MEMC PASADENA, INC.

By:	/s/ THOMAS E. LINNEN

Name:	Thomas E. Linnen
Title:	Chief Financial Officer and Assistant Secretary

MEMC SOUTHWEST, INC.

By:	/s/ THOMAS E. LINNEN

Name:	Thomas E. Linnen
Title:	Chief Financial Officer and Assistant Secretary

COLLATERAL AGENT:

NATIONAL CITY BANK OF THE MIDWEST

By:	/s/ ERIC HARTMAN
Name:	Eric Hartman
Title:	Vice President